File Number 5638-991-1

STATE OF ILLINOIS

OFFICE OF
THE SECRETARY OF STATE

(Graphic Omitted)

Whereas, ARTICLES OF INCORPORATION OF

NIKE SECURITIES CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1 , A.D. 1984.

Now Therefore, I, George H. Ryan, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 14th day of May A.D. 1991 and of the Independence of the United States the two hundred and 15th.

/s/ George H. Ryan

____________________

SECRETARY OF STATE

SEAL OF THE STATE OF ILLINOIS (Graphic Omitted)

Aug 26th, 1818

BCA-2.10 (Rev. Jul. 1984)

JIM EDGAR

Secretary of State

 State of Illinois

ARTICLES OF INCORPORATION

Submit In Duplicate

Payment must be made by Certified Check, Cashier’s Check, Illinois Attorney’s Check, Illinois C.P.A.’s Check or Money order, payable to “Secretary of State”.	File # This Space For Use By Secretary of State Date 5 - 14 - 91
	License Fee	$
	Franchise Tax	$25.00
DO NOT SEND CASH!	Filing Fee	$75.00
	Clerk	$100.00

Pursuant to the provisions of “The Business Corporation Act of 1983”, the undersigned incorporator(s) hereby adopt the following Articles of Incorporation.

ARTICLE ONE	The name of the corporation is	NIKE SECURITIES CORPORATION
(Shall contain the word “corporation”, “company”, “incorporated”,

	__________________________	_____________________________________
“limited”, or an abbreviation thereof)

PAID MAY 15 1991

ARTICLE TWO	The name and address of the initial registered agent and its registered office are:

Registered Agent
	Thomas	Frank	Karaba
	First Name	Middle Name	Last Name

Registered Office
	20 South Clark Street		Suite 2310
	Number	Street	Suite # (A P.O. Box is not acceptable)

	Chicago, IL	60603-1802	Cook
	City	Zip Code	County

ARTICLE THREE	The purpose or purposes for which the corporation is organized are:
If not sufficient space to cover this point, add one or more sheets of this size.

all lawful purposes under the Illinois Business Corporation Act.

ARTICLE FOUR	Paragraph 1: The authorized shares shall be:
	Class	*Par Value per share	Number of Shares authorized
	COMMON	N/A	10,000

	Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:
	If not sufficient space to cover this point, add one or more sheets of this size.

ARTICLE FIVE	The number of shares to be issued initially, and the consideration to be received by the corporation therefor, are:
	Class	* Par Value per share	Number of shares proposed to be issued	Consideration to be received therefor
	COMMON	N/A	1,000	$1,000.00
				$
				$
				$
			TOTAL	$1,000.00

5638-991-1

* A declaration as to a “par value” is optional. This space may be marked “n/a” when no reference to a par value is desired.

ARTICLE SIX	Optional
The number of directors constituting the initial board of directors of the corporation is _______, and the names and addresses of the persons who are to serve as directors until the first annual meeting iof shareholders or until their successors be elected and qualify are:
	Name	Residential Address

ARTICLE SEVEN	Optional
	(a)	It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$ ___________
	(b)	It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$ ___________
	(c)	It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be:	$ ___________
	(d)	It is estimated that the gross amount of business which will be transacted from places of business in the State of Illinois during the following year will be:	$ ___________

ARTICLE EIGHT	OTHER PROVISIONS

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights; denying cumulative voting; regulating internal affairs; voting majority requirements; fixing a duration other than perpetual; etc.

NAMES & ADDRESSES OF INCORPORATORS

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated May 10, 1991.

	Signatures and Names		Post Office Address

1.	/s/ Thomas F. Karaba	1.	20 S Clark Street, Suite 2310
	Signature		Street

	Thomas F. Karaba		Chicago, IL 60603
	Name (please print)		City/Town	State	Zip

2.
	Signature		Street

	Name (please print)		City/Town	State	Zip

3.
	Signature		Street

	Name (please print)		City/Town	State	Zip

(Signatures must be in ink on original document. Carbon copy, xerox or rubber stamp signatures may only be used on conformed copies.)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its President or Vice-President and verified by him, and attested by its Secretary or an Assistant Secretary.

FILED

MAY 14 1991

GEORGE H. RYAN

SECRETARY OF STATE

Form BCA-2.10

File No. __________________________________

====================================

Articles of Incorporation

FEE SCHEDULE

• The initial license fee for a domestic corporation is computed at the rate of 1/20th of 1 percent (50¢ per $1,000) of the amount of stated capital and paid-in surplus, with a minimum of 50¢.

• The initial franchise tax is assessed at the rate of 1/10th of 1 percent ($1.00 per $1,000) on the stated capital and paid-in surplus represented in this state, with a minimum of $25.00 and a maximum of $1,000,000.

• The filing fee is $75.00

The minimum total fees due (license fee + franchise tax + filing fee) where all the property and business is in Illinois, or where the corporation elects to pay on that basis is $100.50. If you would like the fees computed for you, please call the Department of Business Services in Springfield.

RETURN TO:

Department of Business Services
Corporation Division
Secretary of State
Springfield, Illinois 62756
Telephone (217) 782-6961
====================================
C-162-10

Form BCA-10.30	ARTICLES OF AMENDMENT	File # 5638 9911
(Rev. Jan. 1999)
SUBMIT IN DUPLICATE
Jesse White		This space for use by Secretary of State
Secretary of State
Department of Business Services		Date 6-25-02
Springfield, IL 62756		Franchise Tax	$
Telephone (217) 782-1832		Filing Fee*	$25.00
		Penalty	$
Remit payment in check or money order, payable to “Secretary of State”		Approved: KK

The filing fee for restated articles of
amendment - $100.00
http://www.sos.state.il.us

                                                                                                                                                   CP0377014 Note 1)

FILED

JUN 25 2002

JESSE WHITE

SECRETARY OF STATE

PAID

JUN 25 2002

EXPEDITED

SECRETARY OF STATE

1. CORPORATE NAME: Nike Securities Corporation (graphic omitted) CP0377014 (Note 1)

2. MANNER OF ADOPTION OF AMENDMENT:

The following amendment of the Articles of Incorporation was adopted on	June 24, 2002
(Month & Day) (Year)
in the manner indicated below. (“X” one box only)

By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;
(Note 2)
By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this a,endment;
(Note 2)
By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption
	of the amendment;	(Note 3)

By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by
	statute and by the articles of incorporation were voted in favor of the amendment;	(Note 4)

X	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders.
A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation.
Shareholders who have not consented in writing have been given notice in
	accordance with Section 7.10;	(Notes 4 & 5)

By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders.
A consent in writing has been signed by all the shareholders entitled to vote on this
	amendment.	(Note 5)

3. TEXT OF AMENDMENT:

a. When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

Article I: The name of the corporation is:

The Charger Corporation

__________________________________________________________________________

KK (NEW NAME)

All changes other than name, include on page 2

(over)

(over)

Text of Amendment

b. (If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)

4.	The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (If not applicable, insert “No change”)

No Change

5.	(a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert “No change”)

No Change

(b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert “No change”)

No Change

		Before Amendment		After Amendment

Paid-in Capital	$		$

 (Complete either Item 6 or 7 below. All signatures must be in BLACK INK.)

6.	The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated
	June 24	, 2002	NIKE SECURITIES CORPORATION
	(Month & Day)	(Year)	(Exact Name of Corporation at date of execution)

attested by	/s/ J. Timothy Onufroc		by /s/ David J. Allen
	(Signature of Secretary ~~or Assistant Secretary~~)		(Signature of President ~~or Vice President~~)
	J. Timothy Onufrock, Secretary		David J. Allen, President
	(Type or Print Name and Title)		(Type or Print Name and Title)

7.	If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

 OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

Dated		,
(Month & Day) (Year)

FORM BCA 5.10/5.20 (rev. Dec. 2003)

STATEMENT OF CHANGE OF

REGISTERED AGENT AND/OR

REGISTERED OFFICE

Business Corporation Act

Jesse White, Secretary of State

Department of Business Services

501 S. Second St., Rm. 328

Springfield, IL   62756

217-782-7808

www.cyberdriveillinois.com

(graphic omitted)

CP0392853

FILED: 10/13/2010 JESSE WHITE SECRETARY OF STATE

File #	56389911	Filing Fee: $25	Approved: JR

____Submit in duplicate ____ Type or Print clearly in black ink ____ Do not write above this line ____

1 ..	Corporate Name:	The Charger Corporation

2.	State or Country of Incorporation:	Illinois
3.	Name and Address of Registered Agent and Registered Office as they appear on the records of the Office of the Secretary of State (before change):

	Registered Agent:	Jerald A. Trannel
		First Name	Middle Name	Last Name

	Registered Office:	407 S. Third St.	Ste 230
		Number	Street	Suite # (P.O. Box alone is unacceptable)

		Geneva	60134	Kane
		City	ZIP Code	County

4.	Name and Address of Registered Agent and Registered Office shall be (after all changes herein reported):

	Registered Agent:	W. Scott Jardine
		First Name	Middle Name	Last Name

	Registered Office:	120 E. Liberty Drive, Suite 400
		Number	Street	Suite # (P.O. Box alone is unacceptable)

		Wheaton	60187	DuPage
		City	ZIP Code	County

Number

5.	The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.
6.	The above change was authorized by: (“X” one box only)

	a.	☒	Resolution duly adopted by the board of directors. (See Note 5 on reverse.)

	b.	☐	Action of the registered agent. (See Note 6 on reverse.)

SEE REVERSE FOR SIGNATURE(S). (Graphic Omitted)

Printed by authority of the State of Illinois. April 2010 — 5M — C 135.19

2886329

7.	If authorized by the board of directors, sign here. (See Note 5 below.)
The undersigned corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated	October 12	,	2010	The Charger Corporation
	Month & Day		Year	(Exact Name of Corporation)

	/s/ James A. Bowen
	Any Authorized Officer’s Signature

	James A. Bowen, President
	Name and Title (type or print)

If change of registered office by registered agent, sign here. (See Note 6 below.)

The undersigned, under penalties of perjury, affirms that the facts stated herein are true and correct.

Dated
	Month & Day	Year	Signature of Registered Agent of Record

Name (type or print)
If Registered Agent is a corporation,
Name and Title of officer who is signing on its behalf.

 NOTES

1.	The registered office may, but need not be, the same as the principal office of the corporation. However, the registered office and the office address of the registered agent must be the same.

2.	The registered office must include a street or road address (P.O. Box alone is unacceptable).

3.	A corporation cannot act as its own registered agent.

4.	If the registered office is changed from one county to another, the corporation must file with the Recorder of Deeds of the new county a certified copy of the Articles of Incorporation and a certified copy of the Statement of Change of Registered Office. Such certified copies may be obtained ONLY from the Secretary of State.

5.	Any change of registered agent must be by resolution adopted by the board of directors. This statement must be signed by a duly authorized officer.

6.	The registered agent may report a change of the registered office of the corporation for which he/she is a registered agent. When the agent reports such a change, this statement must be signed by the registered agent. If a corporation is acting as the registered agent, a duly authorized officer of such corporation must sign this statement.

Printed by authority of the State of Illinois. April 2010 — 5M — C 135.19